EXHIBIT 4.1

FORM OF

12% SENIOR CONVERTIBLE DEBENTURE

THIS DEBENTURE AND THE SECURITIES OBTAINABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE ACT”), OR THE SECURITIES LAWS OF ANY STATE.  THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

12% SENIOR CONVERTIBLE DEBENTURE

No. HHD-[ ]	August 29, 2011
U.S. $ _____________

FOR VALUE RECEIVED, the undersigned, H & H Imports, Inc., a Florida corporation (the “Company”), hereby unconditionally promises to pay ____________________ (the “Holder”), on the Maturity Date (as defined in Section 1 hereof) to the order of the Holder, in lawful money of the United States of America and in immediately available funds, the principal amount of _____________________ ($________) Dollars (the “Principal Amount”).  Interest shall accrue the rate of 12% per annum (“Interest”) based on a 360 day year, shall compound annually and shall be payable on a quarterly basis on the last day of each March, June, September and December for so long as any portion of the Principal Amount remains outstanding or converted pursuant to Section 3 hereof.

This Debenture is one of a series of 12% senior convertible debentures of like tenor and ranking made by the Company in favor of certain investors and issued, from time to time (collectively, the “Debentures”) pursuant to that certain Securities Purchase Agreement by and between the Company and certain investors, including the Holder, of even date herewith, including all attachments, schedules and exhibits thereto (the “Securities Purchase Agreement”). Capitalized terms used and not otherwise defied herein shall have the meanings set forth in the Securities Purchase Agreement.  Each of the Debentures shall rank equally without preference or priority of any kind over one another, and all payments on account of Principal Amount and Interest with respect to any of the Debentures shall be applied ratably and proportionately on the outstanding Debentures on the basis of the Principal Amount of the outstanding indebtedness represented thereby.

1.

Maturity; Acceleration.  Unless otherwise converted into Next Round Equity Securities, as such term is defined in Section 3 hereof, in accordance with the provisions of said Section 2, this Debenture shall mature on March 1, 2012 (such date, the “Maturity Date”)  On the Maturity Date, unless, and to the extent, converted into Next Round Equity Securities in accordance with the provisions of Section 3 hereof, any and all outstanding Principal Amount and accrued and unpaid Interest due and owing under the Debenture shall be immediately paid by the Company.  In addition, in the event of (i) any transaction or series of related transactions (including any reorganization, merger or consolidation) that results in the transfer of 50% or more of the voting securities of the Company or (ii) a sale of all or substantially all of the assets of the Company to another person, this Debenture shall be automatically due and payable.  The Company will provide the Holder not less than ten (10) business days prior written notice of the occurrence of any events referred to in this immediately preceding sentence.

2.

Seniority.  The indebtedness evidenced by this Debenture and the payment of the Principal Amount and Interest shall be Senior (as hereinafter defined) to, and have priority in right of payment over, all indebtedness of Company now outstanding.  “Senior,” as used herein, shall be deemed to mean that, in the event of any default in the payment of the obligations represented by this Debenture (after giving effect to “cure” provisions, if any) or of any liquidation, insolvency, bankruptcy, reorganization or similar proceedings relating to the Company, all sums payable on this Debenture shall first be paid in full, with Interest, if any, before any payment is made upon any other indebtedness, now outstanding or hereinafter incurred, and, in any such event, any payment or distribution of any character which shall be made in respect of any other indebtedness of Company shall be paid over to Holder for application to the payment hereof, unless and until the obligations under this Debenture (which shall mean the Principal Amount, Interest and any costs and expenses payable under this Debenture) shall have been paid and satisfied in full.

3.

Conversion.

(a)

General. The outstanding Principal Amount, plus accrued but unpaid Interest on this Debenture shall automatically convert into the Company’s equity securities,  which may include common stock, convertible preferred stock, convertible debt instruments, and/or warrants exercisable for any of the foregoing, singularly or in the form of units comprised of two or more of such kinds of equity securities (the “Next Round Equity Securities”) upon the closing of the Company’s next financing resulting in gross proceeds to the Company from the sale of Next Round Equity Securities of at least $4,000,000.   A financing referred to in the immediately preceding sentence is referred to herein as a “Qualified Next Round Financing.” For purposes of calculating the aggregate amount of such proceeds, the aggregate Principal Amount and accrued Interest on the Debentures, all of which are convertible into Next Round Equity Securities in connection with the Qualified Next Round Financing, shall be excluded.  The quantity of Next Round Equity Securities to be issued upon such conversion shall equal (i) the entire outstanding Principal Amount of this Debenture plus accrued but unpaid Interest through the date of closing on a Qualified Next Round Financing divided by (ii) 80% of the price (a) per security or (b) per unit of securities at which the Next Round Equity Securities are sold in the Qualified Next Round Financing (hereinafter referred to as the “Conversion Price”).  The Next Round Equity Securities issued to Holder shall have rights, preferences, privileges and restrictions (including, without limitation, registration rights, preemptive rights and any other contractual rights) identical to those granted to or received by the other investors in the Qualified Next Round Financing. The Company covenants to cause such securities, when issued pursuant to this Section 3(a), to be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof, other than any taxes, liens or charges not caused by the Company.

(b)

Mechanics of Conversion.  No later than five (5) business days prior to the first closing of the Qualified Next Round Financing, the Company shall notify Holder of such closing and the conversion terms of this Debenture, including providing any offering documents that are utilized in connection with the Qualified Next Round Financing. The date of such first closing is herein referred to as the “Conversion Date.”  The Next Round Equity Securities issuable on the Conversion Date are herein referred to as the “Conversion Securities.”  No fractions of Conversion Securities will be issued upon the conversion of this Debenture.  Any fractional amount will be rounded up.  Subject to Section 3(c) below, on the Conversion Date, the repayment rights and other rights of Holder under this Debenture shall cease, and the person in whose name the Conversion Securities shall be issuable upon such conversion shall become the holder of record of the Conversion Securities.

(c)

Rights as a Stockholder.  Unless and until this Debenture is converted in accordance with the terms hereof, Holder shall not be entitled to vote or receive distributions or be deemed the holder of Conversion Securities or any other securities of the Company which may at any time be issuable upon the conversion of this Debenture for any purpose, nor shall anything contained herein be construed to confer upon Holder, as such, any of the rights of a stockholder of the Company or any right to vote as a stockholder of the Company or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of equity securities of the Company, reclassification of equity securities of the Company, consolidation, merger, transfer of assets or otherwise) or to receive notice of meetings, or to receive distributions or subscription rights or otherwise unless and until this Debenture is converted in accordance with the terms hereof.

(d)

Optional Conversion in Certain Events.  In the event a Qualified Next Round Financing is not consummated on or before the Maturity Date, the entire Principal Amount of this Debenture, along with all accrued Interest thereon, shall, at the option of the Holder, be convertible into the Company’s Common Stock at a conversion price equal to $0.10 per share (the “Optional Conversion Price”).  To effectuate such optional conversion, Holder must complete the attached Optional Conversion Notice Addendum (the “Addendum”), and deliver the original of this Debenture (or an affidavit of loss reasonably acceptable to the Company) and the executed Addendum to the Company on or before that date that is within 20 business days following the Maturity Date.  Subject to the terms below, the conversion will be effective two (2) business days following the Company’s receipt of the original of this Debenture (or affidavit of loss) and the Addendum (the “Optional Conversion Date”).  The Common Stock to be issued pursuant to any optional conversion hereunder is sometimes referred to herein as “Optional Conversion Shares.”

4.

Adjustments. The Optional Conversion Price is subject to adjustment as follows:

(a)

Stock Dividends and Splits. If the Company, at any time while this Debenture is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of this Debenture), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Optional Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon conversion of this Debenture shall be proportionately adjusted such that the aggregate Optional Conversion Price of this Debenture shall remain unchanged.  Any adjustment made pursuant to this Section 4(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b)

Additional Issuances of Equity Securities.  If the Company, at any time prior to the Optional Conversion Date, shall issue or sell any Equity Securities (as defined below) at an effective price per share less than the then effective Optional Conversion Price (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”), as adjusted hereunder (if the holder of the Equity Securities so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, conversion, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which is issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Optional Conversion Price, such issuance shall be deemed to have occurred for less than the Optional Conversion Price on such date of the Dilutive Issuance), then, the Optional Conversion Price shall be reduced and only reduced to equal the Base Share Price.  Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 4(b) in respect of Exempt Issuances (as defined below).  The Company shall notify the Holder in writing as promptly as reasonably possible following the issuance of any Equity Securities subject to this section, indicating therein the applicable issuance price, or of applicable reset price, exchange price, conversion price and other pricing terms (such notice the “Dilutive Issuance Notice”).  For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 4(b), upon the occurrence of any Dilutive Issuance while this Debenture is outstanding, after the date of such Dilutive Issuance the Holder is entitled to the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Optional Conversion Notice.

For purposes of this Section 4(b), the following definitions shall apply:

“Common Stock Equivalents” means any securities of the Company or its subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Equity Securities” means (i) Common Stock and (ii) Common Stock Equivalents.

“Exempt Issuance” means (i) any Equity Securities issued or issuable pursuant to options, warrants or other rights issued or issuable to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to equity incentive plans or other employee benefit arrangements; (ii) any Equity Securities issued or issuable pursuant to any rights or agreements, options, warrants or convertible securities outstanding as of the Closing Date; (iii) any Equity Securities issued or issuable for consideration other than cash pursuant to a merger, consolidation, strategic alliance, acquisition or similar business combination; (iv) any Equity Securities issued or issuable in connection with any stock split, stock dividend or recapitalization by the Company; (v) any Equity Securities issued or issuable pursuant to any equipment loan or leasing arrangement, real property leasing arrangement, or debt financing from a bank or similar financial or lending institution; and (vi) any Equity Securities issued or issuable to the Placement Agent or its affiliates.

 (c)

Fundamental Transaction. If at any time while this Debenture is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Debenture, the Holder shall have the right to receive, for each Optional Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Debenture is convertible immediately prior to such Fundamental Transaction.  For purposes of any such conversion, the determination of the Optional Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Optional Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Debenture following such Fundamental Transaction.  Notwithstanding anything to the contrary, in the event of a Fundamental Transaction that is (1) an all cash transaction, (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (3) a Fundamental Transaction involving a person or entity not traded on a national securities exchange, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction, purchase this Debenture from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value of the remaining unconverted portion of this Debenture on the date of the consummation of such Fundamental Transaction.  “Black Scholes Value” means the value of this Debenture based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. (“Bloomberg”) determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date.  The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Debenture and the other Transaction Documents in accordance with the provisions of this Section 4(c) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Debenture a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Debenture which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Debenture (without regard to any limitations on the conversion of this Debenture) prior to such Fundamental Transaction, and with a conversion price which applies the Optional Conversion Price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversions price being for the purpose of protecting the economic value of this Debenture immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Debenture and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Debenture and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

 (d)

Calculations. All calculations under this Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 4, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

 (e)

Notice to Holders.

(i)

Adjustment to Optional Conversion Price. Whenever the Optional Conversion Price is adjusted pursuant to any provision of this Section 4, the Company shall promptly mail to the Holder a notice setting forth the Optional Conversion Price after such adjustment and any resulting adjustment to the number of Optional Conversion Shares and setting forth a brief statement of the facts requiring such adjustment.

(ii)

Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear in the records of the Company, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to convert this Debenture during the period commencing on the date of such notice to the effective date of the event triggering such notice  except as may otherwise be expressly set forth herein.

5.

Events of Default.  The term “Event of Default” shall mean any of the events set forth in this Section 5:

(a)

the Company shall default in the performance of, or violate any of the covenants and agreements contained in this Debenture or the Securities Purchase Agreement, including without limitation, the failure to pay amounts due under this Debenture on its Maturity Date, or any of the other Debentures on their Maturity Date;

(b)

any representation, warranty or certification made by or on behalf of the Company in this Debenture or the Securities Purchase Agreement shall have been incorrect in any material respect when made;

(c)

there shall be a dissolution, termination of existence, suspension or discontinuance of the Company’s business for a continuous period of 20 days or it ceases to operate as going concern;

(d)

if the Company shall:

(i)

admit in writing its inability to pay its debts generally as they become due;

(ii)

file a petition in bankruptcy or a petition to take advantage of any insolvency act;

(iii)

convey any material portion of the assets of the Company to a trustee, mortgage or liquidating agent or make an assignment for the benefit of creditors;

(iv)

consent to the appointment of a receiver, trustee, custodian or similar official, for the Company or any material portion of the property or assets of the Company;

(v)

on a petition in bankruptcy filed against it, be adjudicated a bankrupt; or

(vi)

file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any State, district or territory thereof;

(e)

if a court of competent jurisdiction shall enter an order, judgment, or decree appointing, without the consent of the Company, a receiver of the whole or any substantial part of the Company’s assets, and such order, judgment or decree shall not be vacated or set aside or stayed within 60 days from the date of entry thereof;

(f)

if, under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the whole or any substantial part of the Company’s assets and such custody or control shall not be terminated or stayed within 60 days from the date of assumption of such custody or control; or

(g)

the Company shall default in any of its obligations under any other promissory note, indenture or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company in an amount exceeding $50,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable.

If any Event of Default described in clause (d) of Section 5 shall occur, the Principal Amount of this Debenture, together with all accrued and unpaid Interest shall automatically be and become immediately due and payable, without notice or demand.

If any Event of Default (other than any Event of Default described in clause (d) of Section 5) shall occur for any reason, whether voluntary or involuntary, the Holder may, upon written notice to the Company, declare all or any portion of the outstanding Principal Amount, together with all accrued and unpaid Interest, to be due and payable, whereupon the full unpaid Principal Amount hereof, together with all accrued and unpaid Interest shall be so declared due and payable shall be and become immediately due and payable if default is not cured by the Company within 5 business days of receipt of written notice, without further notice, demand, or presentment.

6.

Remedies.  In case any one or more of the Events of Default specified in Section 5 hereof shall have occurred and be continuing, the Holder may proceed to protect and enforce the Holder’s rights either by suit in equity and/or by action at law, whether for the specific performance of any covenant or agreement contained in this Debenture or in aid of the exercise of any power granted in this Debenture, or the Holder may proceed to enforce the payment of all sums due upon this Debenture or to enforce any other legal or equitable right of the Holder.

7.

Affirmative Covenants.  The Company covenants and agrees that, while any amounts under this Debenture are outstanding, it shall:

(a)

Do all things necessary to preserve and keep in full force and effect its corporate existence, including, without limitation, all licenses or similar qualifications required by it to engage in its business in all jurisdictions in which it is at the time so engaged; and continue to engage in business of the same general type as conducted as of the date hereof; and continue to conduct its business substantially as now conducted or as otherwise permitted hereunder;

(b)

Pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property before the same shall become delinquent or in default, which, if unpaid, might reasonably be expected to give rise to liens or charges upon such properties or any part thereof, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings and the Company has maintained adequate reserves with respect thereto in accordance with GAAP;

(c)

Comply in all material respects with all federal, state and local laws and regulations, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations and requirements applicable to it of all governmental bodies, departments, commissions, boards, companies or associations insuring the premises, courts, authorities, officials or officers which are applicable to the Company or any of its properties, except where the failure to so comply would not have a Material Adverse Effect (as defined in this Section 7);

(d)

Keep proper records and books of account with respect to its business activities, in which proper entries, reflecting all of their financial transactions, are made in accordance with GAAP;

(e)

Keep all of its properties adequately insured at all times with responsible insurance carriers against loss or damage by fire and other hazards, and maintain adequate insurance at all times with responsible insurance carriers against liability on account of damage or injury to persons and property.

For purposes hereof, “Material Adverse Effect” shall be an event, matter, condition or circumstance which has or would reasonably be expected to have a material adverse effect on the business, operations, economic performance, assets, financial condition, material agreements or results of operations of the Company and its subsidiaries, taken as a whole.

8.

Negative Covenants.  The Company covenants and agrees that while any amount of this Debenture is outstanding it will not directly or indirectly:

(a)

Declare or pay, directly and indirectly, any dividends or make any distributions, whether in cash, property, securities or a combination thereof, with respect to (whether by reduction of capital or otherwise) any shares of its capital stock (including without limitation any preferred stock) or directly or indirectly redeem, purchase, retire or otherwise acquire for value any shares of any class of its capital stock or any option, warrant or other right to purchase or acquire any such shares (in each case other than repurchases from terminated employees of the Company) or set aside any amount for any such purpose; or

(b)

Sell, transfer, discount or otherwise dispose of any claim or debt owing to it, including, without limitation, any notes, accounts receivable or other rights to receive payment, except for reasonable consideration and in the ordinary course of business.

(c)

Incur, guarantee, assume or otherwise become responsible for (directly or indirectly) any indebtedness for borrowed money that is senior or pari passu to the Debentures, without first obtaining the prior written consent of the holders of more than fifty one percent (51%) of the outstanding principal of the Debentures (the “Requisite Consent”)

9.

Amendments and Waivers.  The terms of this Debenture may be amended and the observance of any term of this Debenture may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Requisite Consent, except with respect to the Maturity Date and the Conversion Price, which can only be amended with the Holder’s consent.

10.

Notices.

(a)

Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Securities Purchase Agreement.

(b)

Any party may give any notice, request, consent or other communication under this Debenture using any other means (including personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended.  Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section 10.

11.

Severability.  The unenforceability or invalidity of any provision or provisions of this Debenture as to any persons or circumstances shall not render that provision or those provisions unenforceable or invalid as to any other provisions or circumstances, and all provisions hereof, in all other respects, shall remain valid and enforceable.

12.

Governing Law.  This Debenture shall be governed by and construed under the laws of the State of New York applicable to agreements made and to be performed entirely within such jurisdiction.

13.

Waivers.  The non-exercise by either party of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

14.

Attorneys’ Fees; Costs.  If any Event of Default occurs, the Company promises to pay all costs of enforcement and collection, including but not limited to, Holder’s  attorneys’ fees, whether or not any action or proceeding is brought to enforce the provisions hereof.

15.

Successor and Assigns.  This Debenture shall be binding upon the Company and its successors and permitted assigns and shall inure to the benefit of the Holder and its successors and assigns.  The Company may not assign or delegate any of its duties or obligations under this Debenture without the written consent of the Holder.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute this Debenture as of the date first written above.

COMPANY:

H & H IMPORTS, INC.

By:
Name:
Title

Optional Conversion Notice

______________________, the registered holder of this 12% Senior Convertible Debenture, issued ________, 2011, hereby gives notice of the conversion of all outstanding principal and accrued interest into Common Stock of H & H Imports, Inc. at a conversion price equal to $0.10 per share.

Holder:

______________________________________________

(Print Name)

__________________________________________________

Signature

Date:  ________________